EXHIBIT 99.1

Southern National Bancorp of Virginia Inc. Reports That the PGFSB Merger is Completed

MCLEAN, Va., Aug. 1, 2014 (GLOBE NEWSWIRE) -- Southern National Bancorp of Virginia Inc. (Nasdaq:SONA), the holding company for Sonabank, announced today that the merger with Prince George's Federal Savings Bank (PGFSB) has been completed. Southern National agreed to acquire PGFSB in a cash and stock transaction.

Southern National Bancorp of Virginia, Inc. is a bank holding company with assets of $774.7 million at June 30, 2014. The PGFSB merger will increase Sonabank's total assets to approximately $860 million. The transaction will add four new banking locations for Sonabank in the Washington, D.C. metropolitan statistical area, with two in Prince George's County, Maryland and two in Calvert County, Maryland. This will give Sonabank a total of 24 locations, 20 of which, with over $500 million in deposits, will be in the Washington, D.C. metropolitan statistical area. The merger agreement was approved by the Board of Directors of each company. As of Friday August 1st, all PGFSB branches will open as Sonabank branches.

PGFSB was founded in 1931 and is headquartered in Upper Marlboro, which is the County Seat of Prince George's County, Maryland. Prince George's FSB has four offices, all of which are in Maryland, including a main office in Upper Marlboro and three branch offices in Dunkirk, Brandywine and Huntingtown. Prince George's FSB has an excellent core deposit base reflecting its tenure in the communities it serves, and its lending activities have historically been focused on residential mortgages.

Georgia Derrico, Chairman and CEO of Southern National, commented: "We're extremely pleased that Bob Clagett, the grandson of the founder of the Prince George's FSB and current Chairman of the Board, has agreed to serve on the Board of Southern National after the merger. We are impressed by the dedication and professionalism of the PGFSB staff, the majority of whom will be staying on with Sonabank."

Hal Rich, the current President of Prince George's FSB, has agreed to remain with Sonabank in an executive capacity following the merger. Rich commented: "Our customers are very excited about the opportunity to broaden the services we offer the clients in our communities. We will have a much larger legal lending limit, SBA lending expertise, and cash management services beyond what we currently offer."

Southern National was advised in the transaction by FIG Partners LLC as financial advisor, and Alston & Bird LLP, as legal counsel. Prince George's FSB was advised by Sandler O'Neill + Partners, L.P. as financial advisor, and Ober|Kaler as legal counsel.

Sonabank provides a range of financial services to individuals and small and medium sized businesses. Sonabank has fifteen branches in Virginia, located in Fairfax County (Reston, McLean and Fairfax), in Charlottesville, Warrenton (2), Middleburg, Leesburg (2), South Riding, Front Royal, New Market, Haymarket, Richmond and Clifton Forge, and five branches in Maryland, in Rockville, Shady Grove, Germantown, Frederick and Bethesda. The PGFSB merger will add four branches Maryland, in Huntingtown, Brandywine, Dunkirk and Upper Marlboro.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National Bancorp of Virginia, Inc. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of Southern National Bancorp of Virginia, Inc. and Sonabank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q) filed by Southern National Bancorp of Virginia, Inc. You should consider such factors and not place undue reliance on such forward-looking statements. No obligation is undertaken by Southern National Bancorp of Virginia, Inc. to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

CONTACT: Devon Porter, Senior Vice President
         Phone: 540-428-3435
         Southern National Bancorp of Virginia Inc.
         NASDAQ Symbol SONA
         Website: www.sonabank.com